UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting held on May 4, 2018:

(1)	Election of directors:

Director	For A Term Expiring In	Votes For	Votes Withheld	Broker Non-Votes
Thomas O. Barnes	2019	46,237,172	641,182	2,988,576
Elijah K. Barnes	2019	40,389,389	6,486,738	2,988,576
Gary G. Benanav	2019	46,132,536	738,712	2,988,576
Patrick J. Dempsey	2019	46,537,032	340,512	2,988,576
Richard J. Hipple	2019	46,701,667	171,592	2,988,576
Thomas J. Hook	2019	46,640,234	232,440	2,988,576
Mylle H. Mangum	2019	46,174,757	697,702	2,988,576
Hans-Peter Männer	2019	46,489,551	385,285	2,988,576
Hassell H. McClellan	2019	46,409,986	463,210	2,988,576
William J. Morgan	2019	46,222,637	651,006	2,988,576
Anthony V. Nicolosi	2019	46,596,654	217,154	2,988,576
JoAnna L. Sohovich	2019	46,729,313	146,085	2,988,576

(2)	Advisory vote for the resolution to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,121,837	617,415	147,300	2,988,576

(3)	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,187,721	1,521,376	166,031	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2018	BARNES GROUP INC.
(Registrant)

	By	/s/ Peter A. Gutermann
Peter A. Gutermann
Senior Vice President, General Counsel and Secretary